Exhibit 99.1

3M Reports Second-Quarter 2020 Results

Strong Execution and Cash Flow in Uncertain Environment

Second-Quarter Highlights:

–	Sales of $7.2 billion, down 12.2 percent year-on-year
–	Organic local-currency sales declined 13.1 percent year-on-year
–	GAAP EPS of $2.22; adjusted EPS of $1.78
–	Both GAAP and adjusted EPS affected by COVID-19 impacts and actions (including associated restructuring charge of $58 million, or $0.08 per share)
–	Operating cash flow of $1.9 billion, up 15 percent year-on-year; adjusted free cash flow of $1.5 billion, up 18 percent year-on-year
–	Improving sales trends; July month-to-date sales up low-single digits year-on-year
–	Guidance remains withdrawn, company to continue to provide monthly sales updates

ST. PAUL, Minn. – July 28, 2020 − 3M (NYSE: MMM) today reported second-quarter 2020 results.

“While our results were significantly impacted by the global economic slowdown, we executed well, managed our costs and delivered another quarter of robust cash flow,” said Mike Roman, 3M chairman and chief executive officer. “We are taking actions to navigate near-term challenges, while relentlessly innovating for our customers and investing for the future to lead out of the slowdown and continue to deliver long-term value for our shareholders.

“Globally across 3M, we continue to fight the pandemic from all angles and help ensure the safety of our employees, healthcare workers and first-responders, and the public,” Roman continued. “I remain incredibly proud of how our team is leading through these unprecedented times, and I thank all 3Mers for their tireless efforts.”

Advancing Pandemic Response in Dynamic Environment

3M has been aggressively responding to the COVID-19 pandemic given its critical role as a provider of personal protective equipment in the U.S. and across the world. The company continues to adjust and adapt quickly with a focus on mitigating the near-term impact while positioning 3M’s businesses for success coming out of the crisis. The company continues to:

•	Protect employees
o	Strong, global workplace safety protocols to protect employees
o	Employees effectively adjusting to different ways to work while ensuring business continuity
o	In early stages of return-to-workplace; complying with government guidelines and policies
•	Lead in pandemic response
o	Global production of nearly 800 million respirators in the first half of 2020; approximately 50 percent distributed in U.S. primarily to healthcare and FEMA; on-track to approximately 2 billion globally, including 1 billion in the U.S. for full-year 2020

o	Partnering with U.S. Department of Defense and other governments to expand global respirator manufacturing capacity
o	Advanced membrane technology being used in blood oxygenation procedures; biopharma filtration solutions supporting new vaccine and therapeutic development efforts
o	Expanding partnerships, including new innovative rapid diagnostic COVID-19 test with the Massachusetts Institute of Technology
•	Fight fraud and price gouging
o	Created hotlines and websites around the world to report suspected fraud
o	Filed 18 lawsuits including in 10 U.S. states and Canada
o	Secured removal of more than 7,000 counterfeit websites and more than 10,000 false or deceptive social media posts to date
•	Relentlessly serve customers
o	Maintaining strong customer service with new global enterprise operations team
o	Ongoing adjustments to manufacturing/supply chain operations as demand trends evolve
o	Nearly all plants and distribution centers fully or partially operational
o	Continue to innovate for customers to solve big challenges such as air quality, automotive electrification and food safety; Priority Growth Platforms outperforming markets they serve
•	Protect financial flexibility
o	Strong operating cash flow of $1.9 billion, up 15 percent year-on-year; adjusted free cash flow of $1.5 billion, up 18 percent year-on-year, benefitting from year-on-year improvements in working capital and timing of income tax payments
o	Aggressively reduced costs by approximately $400 million year-on-year to help offset COVID-19 related impacts and actions
o	Undertook restructuring actions as a result of the COVID-19 pandemic and related economic impact resulting in a $58 million charge
o	Divested the drug delivery business, generating a pre-tax gain of $387 million
o	Strengthened the balance sheet by reducing net debt by $1.7 billion since March 31, 2020

Second-Quarter Results

The COVID-19 pandemic continues to evolve and affect 3M’s businesses in a number of ways. During the second quarter, end-market demand remained strong in personal safety, home improvement, general cleaning, semiconductor, data center and biopharma filtration. At the same time, several other end markets continued to experience significant weakness including healthcare elective procedures, automotive OEM and aftermarket, general industrial, commercial solutions and office supplies.

Second-quarter sales declined 12.2 percent year-on-year to $7.2 billion. Organic local-currency sales declined 13.1 percent, while acquisitions, net of divestitures, increased sales by 2.4 percent. Foreign currency translation reduced sales by 1.5 percent year-on-year.

Total sales declined 0.4 percent in Health Care, 6.2 percent in Consumer, 9.2 percent in Safety and Industrial and 20.9 percent in Transportation and Electronics. Organic local-currency sales decreased 5.0 percent in Consumer, 6.1 percent in Safety and Industrial, 12.4 percent in Health Care and 18.9 percent in Transportation and Electronics.

On a geographic basis, total sales declined 8.5 percent in Asia Pacific, 12.7 percent in the Americas and 16.4 percent in EMEA (Europe, Middle East and Africa). Organic local-currency sales decreased 8.1 percent in Asia Pacific, 14.5 percent in EMEA and 15.6 percent in the Americas.

Second-quarter GAAP earnings were $2.22 per share, an increase of 15.6 percent year-on-year, with operating income of $1.7 billion and operating margins of 24.3 percent.

Excluding special items, second-quarter adjusted earnings were $1.78 per share, a decline of 16.4 percent year-on-year, with operating income of $1.4 billion and operating margins of 19.6 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

The company’s operating cash flow was $1.9 billion with adjusted free cash flow of $1.5 billion contributing to adjusted free cash flow conversion of 149 percent. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

The company paid $846 million in cash dividends to shareholders during the quarter.

Second-Quarter Business Group Discussion

Safety and Industrial

•	Sales of $2.7 billion, down 9.2 percent in U.S. dollars. Organic local-currency sales decreased 6.1 percent, foreign currency translation decreased sales by 2.2 percent, and divestitures decreased sales by 0.9 percent.
•	On an organic local-currency basis:
•	Sales increased in personal safety; sales declined in closure and masking, electrical markets, roofing granules, industrial adhesives and tapes, abrasives, and automotive aftermarket.
•	Sales declined in EMEA, Asia Pacific and the Americas.
•	Segment operating income was $636 million, a decline of 1.6 percent year-on-year; operating margins of 23.8 percent.

Transportation and Electronics

•	Sales of $1.9 billion, down 20.9 percent in U.S. dollars. Organic local-currency sales decreased 18.9 percent, foreign currency translation decreased sales by 0.9 percent, and divestitures decreased sales by 1.1 percent.
•	On an organic local-currency basis:
•	Sales decreased in electronics, transportation safety, advanced materials, commercial solutions, and automotive and aerospace.
•	Sales declined in Asia Pacific, the Americas and EMEA.
•	Segment operating income was $382 million, a decline of 35.4 percent year-on-year; operating margins of 19.7 percent.

  Health Care

•	Sales of $1.8 billion, down 0.4 percent in U.S. dollars. Organic local-currency sales decreased 12.4 percent, foreign currency translation decreased sales by 1.6 percent and acquisitions, net of divestitures, increased sales by 13.6 percent.
•	On an organic local-currency basis:

•	Sales grew in separation and purification; sales declined in medical solutions, food safety, health information systems and oral care.
•	Sales declined in EMEA, Asia Pacific and the Americas.
•	Segment operating income was $306 million, a decline of 36.7 percent year-on-year; operating margins of 16.8 percent.

    Consumer

•	Sales of $1.2 billion, down 6.2 percent in U.S. dollars. Organic local-currency sales decreased 5.0 percent and foreign currency translation decreased sales by 1.2 percent.
•	On an organic local-currency basis:
•	Sales grew in home care, and home improvement; sales declined in consumer health care, and stationery and office supplies.
•	Sales declined in the Americas, Asia Pacific and EMEA.
•	Segment operating income was $287 million, up 4.8 percent year-on-year; operating margins of 23.2 percent.

    Guidance Remains Withdrawn; July 2020 Sales Trends

    Due to the continued evolving and uncertain impact of the COVID-19 pandemic, 3M is not able to estimate the full duration, magnitude and pace of recovery across its diverse end markets with reasonable accuracy. Therefore, 3M continues to believe it is prudent to not provide guidance. The company is seeing broad-based sales improvements across businesses and geographies to start the third quarter. With one week left in July, total company sales are currently up low-single digits year-on-year. 3M will maintain its monthly reporting of sales information during the third-quarter to provide transparency on its ongoing business performance.

    3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:

•	Live webcast at http://investors.3M.com.
•	Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•	Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”

•	Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21930638). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on August 4, 2020.

    Forward-Looking Statements

    This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (4) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (5) competitive conditions and customer preferences; (6) foreign currency exchange rates and fluctuations in those rates; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (13) the Company's credit ratings and its cost of capital. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

    3M Company and Subsidiaries

    CONSOLIDATED STATEMENT OF INCOME

    (Millions, except per-share amounts)

    (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$7,176	$8,171	$15,251	$16,034

Operating expenses
Cost of sales	3,805	4,313	7,914	8,623
Selling, general and administrative expenses	1,594	1,686	3,362	3,634
Research, development and related expenses	424	470	961	947
Gain on sale of businesses	(387)	—	(389)	(8)

Total operating expenses	5,436	6,469	11,848	13,196

Operating income	1,740	1,702	3,403	2,838

Other expense (income), net	111	256	207	304

Income before income taxes	1,629	1,446	3,196	2,534

Provision for income taxes	342	315	615	510

Net income including noncontrolling interest	$1,287	$1,131	$2,581	$2,024

Less: Net income (loss) attributable to noncontrolling interest	(3)	4	(1)	6

Net income attributable to 3M	$1,290	$1,127	$2,582	$2,018

Weighted average 3M common shares outstanding – basic	577.0	577.7	576.9	577.6
Earnings per share attributable to 3M common shareholders – basic	$2.24	$1.95	$4.48	$3.49

Weighted average 3M common shares outstanding – diluted	580.8	586.1	581.2	587.3
Earnings per share attributable to 3M common shareholders – diluted	$2.22	$1.92	$4.44	$3.44

    3M Company and Subsidiaries

    CONDENSED CONSOLIDATED BALANCE SHEET

    (Dollars in millions)

    (Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$4,219	$2,353
Marketable securities – current	247	98
Accounts receivable – net	4,459	4,791
Inventories	4,168	4,134
Prepaids	567	704
Other current assets	446	891
Total current assets	14,106	12,971
Property, plant and equipment – net	9,089	9,333
Operating lease right of use assets	840	858
Goodwill and intangible assets – net	19,393	19,823
Other assets	1,651	1,674
Total assets	$45,079	$44,659

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,486	$2,795
Accounts payable	1,975	2,228
Accrued payroll	500	702
Accrued income taxes	371	194
Operating lease liabilities – current	248	247
Other current liabilities	2,702	3,056
Total current liabilities	7,282	9,222
Long-term debt	19,276	17,518
Other liabilities	7,606	7,793
Total liabilities	$34,164	$34,533

Total equity	$10,915	$10,126
Shares outstanding
June 30, 2020: 576,019,442 shares
December 31, 2019: 575,184,835 shares
Total liabilities and equity	$45,079	$44,659

    3M Company and Subsidiaries

    CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

    (Dollars in millions)

    (Unaudited)

	Six months ended
	June 30,
	2020	2019
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,118	$2,710

Cash flows from investing activities:
Purchases of property, plant and equipment	(711)	(812)
Acquisitions, net of cash acquired	(25)	(704)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	342	254
Proceeds from sale of businesses, net of cash sold	573	6
Other investing activities	23	21

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	202	(1,235)

Cash flows from financing activities:
Change in debt	467	953
Purchases of treasury stock	(366)	(1,101)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	236	365
Dividends paid to shareholders	(1,693)	(1,660)
Other financing activities	(45)	(34)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,401)	(1,477)

Effect of exchange rate changes on cash and cash equivalents	(53)	(2)

Net increase (decrease) in cash and cash equivalents	1,866	(4)
Cash and cash equivalents at beginning of year	2,353	2,853

Cash and cash equivalents at end of period	$4,219	$2,849

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES

    (Unaudited)

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Q2 2019 GAAP	$1,702	20.8%	$1,446	$315	21.8%	$1,127	$1.92
Adjustments for special items:
Loss on deconsolidation of Venezuelan subsidiary	—		162	—		162	0.28
(Gain)/loss on sale of businesses	—		—	43		(43)	(0.07)
Q2 2019 adjusted amounts (non-GAAP measures) (a)	$1,702	20.8%	$1,608	$358	22.3%	$1,246	$2.13

Q2 2020 GAAP	$1,740	24.3%	$1,629	$342	21.0%	$1,290	$2.22	15.6%
Adjustments for special items:
(Gain)/loss on sale of businesses	(387)		(387)	(83)		(304)	(0.52)
Divestiture-related restructuring actions	55		55	9		46	0.08
Q2 2020 adjusted amounts (non-GAAP measures) (a)	$1,408	19.6%	$1,297	$268	20.7%	$1,032	$1.78	(16.4)%

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
First six months 2019 GAAP	$2,838	17.7%	$2,534	$510	20.1%	$2,018	$3.44
Adjustments for special items:
Significant litigation-related charges/benefits	548		548	124		424	0.72
Loss on deconsolidation of Venezuelan subsidiary	—		162	—		162	0.28
(Gain)/loss on sale of businesses	(8)		(8)	42		(50)	(0.09)
First six months 2019 adjusted amounts (non-GAAP measures) (a)	$3,378	21.1%	$3,236	$676	20.9%	$2,554	$4.35

First six months 2020 GAAP	$3,403	22.3%	$3,196	$615	19.2%	$2,582	$4.44	29.1%
Adjustments for special items:
Significant litigation-related charges/benefits	17		17	56		(39)	(0.07)
(Gain)/loss on sale of businesses	(389)		(389)	(86)		(303)	(0.52)
Divestiture-related restructuring actions	55		55	9		46	0.08
First six months 2020 adjusted amounts (non-GAAP measures) (a)	$3,086	20.2%	$2,879	$594	20.7%	$2,286	$3.93	(9.7)%

(a)	In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Beginning in 2020, the Company includes gain/loss on sale of businesses and divestiture-related restructuring actions as special items due to their potential distortion of underlying operating results. Information provided herein reflects the impact of this change for all periods presented. Operating income, income before taxes, net income, earnings per share, and effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES – (CONTINUED)

    (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Major GAAP Cash Flow Categories (dollars in millions)	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$1,905	$1,662	$3,118	$2,710
Net cash provided by (used in) investing activities	577	(10)	202	(1,235)
Net cash provided by (used in) financing activities	(2,509)	(1,735)	(1,401)	(1,477)

Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)
Net cash provided by (used in) operating activities	$1,905	$1,662	$3,118	$2,710
Purchases of property, plant and equipment	(379)	(421)	(711)	(812)
Free cash flow	$1,526	$1,241	$2,407	$1,898
Adjustments for special items:
Significant litigation-related after-tax payment impacts	$14	$31	$64	$31
Divestiture-related restructuring after-tax payment impacts	—	35	—	45
Adjusted free cash flow (b)	$1,540	$1,307	$2,471	$1,974

Net income attributable to 3M	$1,290	$1,127	$2,582	$2,018
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	(39)	424
Loss on deconsolidation of Venezuelan subsidiary	—	162	—	162
(Gain)/loss on sale of businesses	(304)	(43)	(303)	(50)
Divestiture-related restructuring actions	46	—	46	—
Adjusted net income attributable to 3M (a)	$1,032	$1,246	$2,286	$2,554
Adjusted free cash flow conversion (b)	149%	105%	108%	77%

(b)	Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES – (CONTINUED)

    (Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)		Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended June 30,		Three months ended June 30,
(Dollars in millions)	2020	2019	2020	2019
Safety and Industrial	$761	$753	28.5%	25.6%
Transportation and Electronics	471	670	24.3	27.3
Health Care	439	539	24.1	29.4
Consumer	313	297	25.3	22.5
Corporate and Unallocated	39	(81)
Elimination of Dual Credit	(123)	(100)

Total Company	$1,900	$2,078	26.5%	25.4%

	Adjusted EBITDA (non-GAAP measure) (c)		Adjusted EBITDA Margin (non-GAAP measure) (c)
	Six months ended June 30,		Six months ended June 30,
(Dollars in millions)	2020	2019	2020	2019
Safety and Industrial	$1,586	$1,490	28.3%	25.3%
Transportation and Electronics	1,030	1,266	24.7	26.3
Health Care	1,023	1,052	26.0	29.5
Consumer	598	555	24.0	22.0
Corporate and Unallocated	20	(37)
Elimination of Dual Credit	(239)	(197)

Total Company	$4,018	$4,129	26.3%	25.8%

	Three months ended		Six months ended
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net sales	$7,176	$8,171	$15,251	$16,034

Net income attributable to 3M	1,290	1,127	2,582	2,018
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	(3)	4	(1)	6
Provision for income taxes	342	315	615	510
Other expense/(income):
Interest (Income)/expense	128	93	241	177
Pension & OPEB non-service cost (benefit)	(17)	1	(34)	(35)
Loss on deconsolidation of Venezuelan subsidiary	—	162	—	162
Depreciation and amortization expense	492	376	932	751
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	17	548
(Gain)/loss on sale of businesses	(387)	—	(389)	(8)
Divestiture-related restructuring actions	55	—	55	—
Adjusted EBITDA (c)	$1,900	$2,078	$4,018	$4,129

Adjusted EBITDA margin (c)	26.5%	25.4%	26.3%	25.8%

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES – (CONTINUED)

    (Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$2,668	$1,937	$1,825	$1,238	$(2)	$(490)	$7,176

Business segment operating income (measure of segment operating performance)	636	382	306	287	252	(123)	1,740
Add/(subtract):
Depreciation and amortization	125	89	133	26	119		492
Adjustments for special items:
(Gain)/loss on sale of businesses					(387)		(387)
Divestiture-related restructuring actions					55		55
Adjusted EBITDA (non-GAAP measure) (c)	$761	$471	$439	$313	$39	$(123)	$1,900

Adjusted EBITDA margin (non-GAAP measure) (c)	28.5%	24.3%	24.1%	25.3%			26.5%

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$2,937	$2,450	$1,831	$1,320	$48	$(415)	$8,171

Business segment operating income (measure of segment operating performance)	647	591	483	273	(192)	(100)	1,702
Add/(subtract):
Depreciation and amortization	106	79	56	24	111		376
Adjusted EBITDA (non-GAAP measure) (c)	$753	$670	$539	$297	$(81)	$(100)	$2,078

Adjusted EBITDA margin (non-GAAP measure) (c)	25.6%	27.3%	29.4%	22.5%			25.4%

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$5,603	$4,175	$3,928	$2,494	$(1)	$(948)	$15,251

Business segment operating income (measure of segment operating performance)	1,362	864	762	556	98	(239)	3,403
Add/(subtract):
Depreciation and amortization	224	166	261	42	239		932
Adjustments for special items:
Significant litigation-related charges/benefits					17		17
(Gain)/loss on sale of businesses					(389)		(389)
Divestiture-related restructuring actions					55		55
Adjusted EBITDA (non-GAAP measure) (c)	$1,586	$1,030	$1,023	$598	$20	$(239)	$4,018

Adjusted EBITDA margin (non-GAAP measure) (c)	28.3%	24.7%	26.0%	24.0%			26.3%

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES – (CONTINUED)

    (Unaudited)

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2019 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$5,900	$4,805	$3,569	$2,520	$70	$(830)	$16,034

Business segment operating income (measure of segment operating performance)	1,284	1,110	942	508	(809)	(197)	2,838
Add/(subtract):
Depreciation and amortization	206	156	110	47	232		751
Adjustments for special items:
Significant litigation-related charges/benefits					548		548
(Gain)/loss on sale of businesses					(8)		(8)
Adjusted EBITDA (non-GAAP measure) (c)	$1,490	$1,266	$1,052	$555	$(37)	$(197)	$4,129

Adjusted EBITDA margin (non-GAAP measure) (c)	25.3%	26.3%	29.5%	22.0%			25.8%

(c)	Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

	June 30,	December 31,
Net Debt (non-GAAP measure)	2020	2019
Total debt	$20,762	$20,313
Less: Cash, cash equivalents and marketable securities	4,500	2,494
Net debt (d)	$16,262	$17,819

(d)	Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

    3M Company and Subsidiaries

    SUPPLEMENTAL FINANCIAL INFORMATION

    NON-GAAP MEASURES – (CONTINUED)

    (Unaudited)

    Description of Special Items:

    In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:

    Significant litigation-related charges/benefits:

•	In the first quarter of 2020, 3M recorded a net pre-tax charge of $17 million ($13 million after tax) related to PFAS (certain perfluorinated compounds) matters. The charge was more than offset by a reduction in tax expense of $52 million related to resolution of tax treatment with authorities regarding the previously disclosed 2018 agreement reached with the State of Minnesota that resolved the Natural Resources Damages (NRD) lawsuit. These items, in aggregate, resulted in a $39 million after-tax benefit. In the second quarter and first six months of 2020, 3M made payments of approximately $18 million and $81 million, respectively, related to significant litigation-related matters.
•	In the first quarter of 2019, 3M recorded significant litigation-related charges of $548 million ($424 million after tax) related to historical PFAS manufacturing operations and coal mine dust respirator mask lawsuits. In the second quarter of 2019, 3M made payments of approximately $39 million related to significant litigation-related matters.

    Loss on deconsolidation of Venezuelan subsidiary:

•	In the second quarter of 2019, 3M recorded a pre-tax charge of $162 million related to the deconsolidation of the Company’s Venezuelan subsidiary.

    Gain/loss on sale of businesses:

•	In the first quarter of 2020, 3M recorded a pre-tax gain of $2 million ($1 million loss after tax) related to the sale of its advanced ballistic-protection business and recognition of certain contingent consideration. In the second quarter of 2020, 3M recorded a pre-tax gain of $387 million ($304 million after tax) related to the sale of its drug delivery business.
•	In the first quarter of 2019, 3M recorded a gain related to the sale of certain oral care technology comprising a business in addition to reflecting an earnout on a previous divestiture, which together resulted in a net gain of $8 million ($7 million after tax). In the second quarter of 2019, as a result of a “held for sale” tax benefit related to the legal entities associated with the pending divestiture of the Company’s gas and flame detection business, 3M recorded an after-tax gain of $43 million.

    Divestiture-related restructuring actions:

•	In the second quarter of 2020, following the divestiture of substantially all of the drug delivery business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs and manufacturing footprint across 3M in relation to the magnitude of amounts previously allocated/burdened to the divested business. As a result, 3M recorded a pre-tax charge of $55 million ($46 million after tax).
•	In the second quarter and first six months of 2019, 3M made payments of approximately $44 million and $57 million, respectively, associated with restructuring charges taken in 2018 related to addressing corporate functional costs following the 2018 Communication Markets Division divestiture.

    3M Company and Subsidiaries

    SALES CHANGE ANALYSIS (e)

    (Unaudited)

	Three months ended June 30, 2020
			Europe,
			Middle
Sales Change Analysis		Asia-	East and	World-
By Geographic Area	Americas	Pacific	Africa	Wide
Volume – organic	(16.6)%	(7.8)%	(15.2)%	(13.6)%
Price	1.0	(0.3)	0.7	0.5
Organic local-currency sales	(15.6)	(8.1)	(14.5)	(13.1)
Acquisitions	5.9	0.9	3.2	3.9
Divestitures	(1.6)	(0.1)	(3.0)	(1.5)
Translation	(1.4)	(1.2)	(2.1)	(1.5)
Total sales change	(12.7)%	(8.5)%	(16.4)%	(12.2)%

	Three months ended June 30, 2020
Worldwide Sales Change	Organic local-				Total sales
By Business Segment	currency sales	Acquisitions	Divestitures	Translation	change
Safety and Industrial	(6.1)%	—%	(0.9)%	(2.2)%	(9.2)%
Transportation and Electronics	(18.9)	—	(1.1)	(0.9)	(20.9)
Health Care	(12.4)	17.9	(4.3)	(1.6)	(0.4)
Consumer	(5.0)	—	—	(1.2)	(6.2)
Total Company	(13.1)%	3.9%	(1.5)%	(1.5)%	(12.2)%

	Six months ended June 30, 2020
			Europe,
			Middle
Sales Change Analysis		Asia-	East and	World-
By Geographic Area	Americas	Pacific	Africa	Wide
Volume – organic	(7.1)%	(5.8)%	(8.9)%	(7.0)%
Price	0.9	(0.4)	0.9	0.5
Organic local-currency sales	(6.2)	(6.2)	(8.0)	(6.5)
Acquisitions	6.9	0.9	3.4	4.4
Divestitures	(1.3)	(0.1)	(2.2)	(1.2)
Translation	(1.3)	(1.5)	(2.4)	(1.6)
Total sales change	(1.9)%	(6.9)%	(9.2)%	(4.9)%

	Six months ended June 30, 2020
Worldwide Sales Change	Organic local-				Total sales
By Business Segment	currency sales	Acquisitions	Divestitures	Translation	change
Safety and Industrial	(1.9)%	—%	(0.9)%	(2.2)%	(5.0)%
Transportation and Electronics	(11.1)	—	(0.9)	(1.1)	(13.1)
Health Care	(5.6)	19.7	(2.3)	(1.7)	10.1
Consumer	0.3	—	—	(1.3)	(1.0)
Total Company	(6.5)%	4.4%	(1.2)%	(1.6)%	(4.9)%

(e)	Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures and translation. Organic local-currency sales includes both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

    3M Company and Subsidiaries

    BUSINESS SEGMENTS

    (Unaudited)

    Effective in the second quarter of 2020, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) has been updated for all periods presented. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments.

    3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income includes dual credit for certain related operating income (as described below in “Elimination of Dual Credit”). Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”). Additionally, the following special items are excluded from business segment operating income and, instead, are included within Corporate and Unallocated: significant litigation-related charges/benefits, gain/loss on sale of businesses, and divestiture-related restructuring actions.

    In addition, effective in the first quarter of 2020, in a continuing effort to improve the alignment of its businesses around customers and markets, the Company made the following changes:

    Continued alignment of customer account activity

•	As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This largely impacted the amount of dual credit certain business segments receive as a result of sales district attribution. 3M business segment reporting measures include dual credit to business segments for certain sales and operating income. This dual credit is based on which business segment provides customer account activity with respect to a particular product sold in a specific country.

    Additional actions impacting product line alignments

•	The remaining retail auto care product lines formerly in the Automotive Aftermarket Division (within the Safety and Industrial business segment) were realigned to the Construction and Home Improvement Division (within the Consumer business segment).

•	In addition, certain product lines were realigned within business segments. The transdermal drug delivery components business, formerly included in the Drug Delivery Systems Division, was realigned to the Medical Solutions Division (both of which are within the Health Care business segment) and the paint protection film business, formerly included in the Automotive and Aerospace Division, was realigned to the Commercial Solutions Division (both of which are within the Transportation and Electronics business segment).

    The financial information presented herein reflects the impact of these changes for all periods presented.

BUSINESS SEGMENT INFORMATION	Three months ended		Six months ended
NET SALES	June 30,		June 30,
(Millions)	2020	2019	2020	2019
Safety and Industrial	$2,668	$2,937	$5,603	$5,900
Transportation and Electronics	1,937	2,450	4,175	4,805
Health Care	1,825	1,831	3,928	3,569
Consumer	1,238	1,320	2,494	2,520
Corporate and Unallocated	(2)	48	(1)	70
Elimination of Dual Credit	(490)	(415)	(948)	(830)
Total Company	$7,176	$8,171	$15,251	$16,034

    3M Company and Subsidiaries

    BUSINESS SEGMENTS – (CONTINUED)

    (Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended		Six months ended
OPERATING INCOME	June 30,		June 30,
(Millions)	2020	2019	2020	2019
Safety and Industrial	$636	$647	$1,362	$1,284
Transportation and Electronics	382	591	864	1,110
Health Care	306	483	762	942
Consumer	287	273	556	508
Elimination of Dual Credit	(123)	(100)	(239)	(197)
Total business segment operating income	$1,488	$1,894	$3,305	$3,647
Corporate and Unallocated
Special items:
Significant litigation-related (charges)/benefits	—	—	(17)	(548)
Gain/(loss) on sale of businesses	387	—	389	8
Divestiture-related restructuring actions	(55)	—	(55)	—
Other corporate expense - net	(80)	(192)	(219)	(269)
Total Corporate and Unallocated	$252	$(192)	$98	$(809)
Total Company operating income	$1,740	$1,702	$3,403	$2,838

Other expense/(income), net	$111	$256	$207	$304
Income before income taxes	$1,629	$1,446	$3,196	$2,534

    About 3M

    At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 96,000 employees connect with customers all around the world.

    Contacts

    3M

    Investor Contacts:

    Bruce Jermeland, 651-733-1807

    or

    Tony Riter, 651-733-1141

    or

    Media Contact:

    Fanna Haile-Selassie 651-736-0876